EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

      We consent to the incorporation by reference in Registration Statement Number 333-72565 (dated February 18, 1999 on Form S-8) and Registration Statement Number 333-65222 (dated July, 17, 2001 on Form S-8) of our report dated January 30, 2004, on the consolidated financial statements of CCBT Financial Companies, Inc. and subsidiaries, appearing in the Annual Report on Form 10-K of CCBT Financial Companies, Inc. for the year ended December 31, 2003.


/s/ Wolf & Company, P.C.

Boston, Massachusetts
March 11, 2004


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